Exhibit 99.1

Netcapital Inc. Announces Revenue Growth of 114% for First Quarter of Fiscal 2023

Conference call to be held tomorrow, September 13, 2022, at 10:00 a.m. ET

BOSTON, MA – September 12, 2022 – Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the “Company”), a digital private capital markets ecosystem, today announced financial results for the first quarter of fiscal year 2023 ended July 31, 2022.

“Our uplisting to Nasdaq in July was a fantastic way to kick off our new fiscal year, and we welcome our new shareholders and appreciate the investor interest we are receiving,” said Dr. Cecilia Lenk, CEO of Netcapital Inc. “We are pleased to deliver strong first quarter results and look forward to a productive year ahead.”

Jason Frishman, CEO of Netcapital Funding Portal Inc., commented, “We kicked off our fiscal year 2023 with strong momentum on our platform, surpassing 100,000 users. We believe the activity on our portal illustrates the key competitive advantages we offer over other online capital raising platforms – a comprehensive suite of services, scalable technology platform, and high-value consulting for issuers, plus the ability of investors to invest from virtually anywhere in the world, at almost any time, with just a few clicks.”

First Quarter Fiscal 2023 Financial Highlights

●       Revenue growth of 114% year-over-year to $1.3 million

●       Positive operating income compared to operating loss of $1.1 million in the year-ago quarter

●       Equity securities at fair value totaled $13.5 million at July 31, 2022, compared to $9.6 million one year ago, an increase of 41%

●       Cash and cash equivalents of $2.6 million at July 31, 2022

●       Paid down $1 million in debt

●       Closed a $5 million underwritten public offering

Conference Call Information

The Company will host an investor conference call tomorrow, September 13, 2022, at 10:00 a.m. ET.

Participant access: 844-985-2012 or 973-528-0138

Entry code: 747753

For those unable to participate in the live call, a replay will be available in the Investor Relations section of the Company’s website.

For additional disclosure regarding operating results, please refer to the Quarterly Report on Form 10-Q for the period ended July 31,2022, which has been filed with the Securities and Exchange Commission.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The company's consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies with disruptive technologies. The Netcapital funding portal is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association.

NETCAPITAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

Assets:	July 31, 2022 (Unaudited)	April 30, 2022 (Audited)
Cash and cash equivalents	$2,556,170	$473,925
Related party receivable	668	668
Accounts receivable, net	2,154,700	2,433,900
Prepaid expenses	41,536	5,694
Total current assets	4,753,074	2,914,187

Deposits	6,300	6,300
Notes receivable – related parties	202,000	202,000
Purchased technology, net	15,515,623	15,536,704
Investment in affiliate	240,080	240,080
Equity securities at fair value	13,455,193	12,861,253
Total assets	$34,172,270	$31,760,524

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable
Trade	$457,826	$536,508
Related party	75,204	378,077
Accrued expenses	173,161	229,867
Stock subscription payable	33,400	33,400
Deferred revenue	602	2,532
Interest payable	247,899	222,295
Deferred tax liability, net	680,000	977,000
Related party debt	19,660	22,860
Secured note payable	400,000	1,400,000
Current portion of SBA loans	1,893,719	1,890,727
Loan payable - bank	34,324	34,324
Convertible notes payable	—	300,000
Total current liabilities	4,015,795	6,027,590

Long-term liabilities:
Long-term SBA loans, less current portion	492,081	495,073
Total liabilities	4,507,876	6,522,663

Commitments and contingencies	—	—

Stockholders' equity:
Common stock, $.001 par value; 900,000,000 shares authorized, 4,272,677 and 2,934,344 shares issued and outstanding	4,273	2,934
Shares to be issued	244,250	244,250
Capital in excess of par value	26,840,486	22,479,769
Retained earnings	2,575,385	2,510,908
Total stockholders' equity	29,664,394	25,237,861
Total liabilities and stockholders' equity	$34,172,270	$31,760,524

NETCAPITAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended	Three Months Ended
	July 31, 2022	July 31, 2021

Revenues	$1,340,573	$625,187
Costs of services	21,063	28,305
Gross profit	1,319,510	596,882

Costs and expenses:
Consulting expense	125,611	316,631
Marketing	7,780	21,826
Rent	17,212	12,130
Payroll and payroll related expenses	769,940	927,333
General and administrative costs	392,297	395,052
Total costs and expenses	1,312,840	1,672,972
Operating income (loss)	6,670	(1,076,090)

Other income (expense):
Interest expense	(36,312)	(35,245)
Gain on debt conversion	224,260	—
Amortization of intangible assets	(21,081)	—
Realized loss on sale of investment	(406,060)	—
Unrealized gain on equity securities	—	3,275,745
Total other income (expense)	(239,193)	3,240,500
Net income (loss) before taxes	(232,523)	2,164,410
Income tax expense (benefit)	(297,000)	707,000
Net income	$64,477	$1,457,410

Basic earnings per share	$0.02	$0.66
Diluted earnings per share	$0.02	$0.65

Weighted average number of common shares outstanding:
Basic	3,168,547	2,206,118
Diluted	3,171,397	2,241,675

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact

800-460-0815

ir@netcapital.com